UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2007

KEY HOSPITALITY ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	6770	20-2742464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Becker Farm Road, Roseland, New Jersey	07068
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 992-3707

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, KEY HOSPITALITY ACQUISITION CORPORATION (“KEY”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING KEY’S SECURITIES, REGARDING ITS ACQUISITION (“ACQUISITION”) OF CAY CLUBS LLC AND ITS AFFILIATED COMPANIES (COLLECTIVELY, “CAY CLUBS”), AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

KEY AND ITS OFFICERS AND DIRECTORS MAY BE DEEMED TO HAVE PARTICIPATED IN THE SOLICITATION OF PROXIES FROM KEY'S STOCKHOLDERS IN FAVOR OF THE APPROVAL OF THE MERGER. INFORMATION CONCERNING KEY'S DIRECTORS AND EXECUTIVE OFFICERS IS SET FORTH IN THE PUBLICLY FILED DOCUMENTS OF KEY. STOCKHOLDERS MAY OBTAIN MORE DETAILED INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF KEY AND ITS DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER BY READING THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS REGARDING THE MERGER, WHICH WILL BE FILED WITH THE SEC.

STOCKHOLDERS OF KEY AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, KEY’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH KEY’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ KEY’S FINAL PROSPECTUS, DATED OCTOBER 20, 2005, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF KEY’S OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE ACQUISITION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: KEY HOSPITALITY ACQUISITION CORPORATION, 4 BECKER FARM ROAD, ROSELAND, NEW JERSEY 07068. THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE FINAL PROSPECTUS CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

CAY CLUBS’ FINANCIAL INFORMATION AND DATA CONTAINED HEREIN IN THE EXHIBITS HERETO IS UNAUDITED AND PREPARED BY CAY CLUBS AS A PRIVATE COMPANY, AND DO NOT CONFORM TO SEC REGULATION S-X. ACCORDINGLY, SUCH INFORMATION AND DATA WILL BE ADJUSTED AND PRESENTED DIFFERENTLY IN KEY’S PROXY STATEMENT TO SOLICIT STOCKHOLDER APPROVAL OF THE ACQUISITION.

Item 1.01 Entry into a Material Definitive Agreement.

General

On March 22, 2007, Key Hospitality Acquisition Corporation (“Key”) entered into an agreement and plan of merger (“Merger Agreement”) by which it will acquire Cay Clubs LLC and its affiliated companies (collectively, “Cay Clubs”).

Since its founding in December 2004, Cay Clubs has focused on creating exclusive full-amenity destination resorts for guests and lifestyle communities for its member-owners. These include 15 properties and marinas in desirable locations, nine of which are in the Florida Keys. Cay Clubs has over 1,000 wet and dry boat slips and 12 restaurants on its properties. The properties include three Cay Clubs related to its strategic partnership with IMG sports/educational academies, the largest school created for young athletes and a leading provider of comprehensive sports training for all ages - in Bradenton and Orlando, Florida, and Crested Butte, Colorado. The newest Cay Club, in Las Vegas, is currently in the opening phase and there are several additional Cay Clubs in the development pipeline.

The Parties

The parties to the Merger Agreement are:

•	Key, a Delaware corporation;

•	Key Merger Sub, LLC, a Florida limited liability company, and a wholly-owned subsidiary of Key (“Merger Sub”);

•	Cay Clubs LLC, a Florida limited liability company;

•	F. Dave Clark Irrevocable Trust, owner of two-thirds of the membership interests of Cay Clubs (“Clark Trust”), of which Dave Clark is the trustee (“Mr. Clark”);

•	David Schwarz, owner of the remaining one-third of the membership interests of Cay Clubs (“Mr. Schwarz”).

The Acquisition Structure

Under the terms of the Merger Agreement:

•	Merger Sub will be merged with and into Cay Clubs LLC, with Cay Clubs LLC surviving the merger as a wholly-owned subsidiary of Key; and

•	All of the outstanding membership interests of Cay Clubs LLC will be acquired by Key, with all of the subsidiaries of Cay Clubs LLC surviving the transaction as subsidiaries of Key.

The members owning all of the outstanding membership interests of Cay Clubs LLC have approved and adopted the Merger Agreement in accordance with its operating agreement and the applicable limited liability company laws of Florida.

The acquisition is expected to be consummated in the third quarter of 2007, after the required approval by the stockholders of Key and the fulfillment of certain other conditions, as discussed herein.

Transaction Consideration

In exchange for all of the membership interests of Cay Clubs LLC outstanding immediately prior to the acquisition, Key will issue 50,000,000 shares of its common stock and, provided that the transactions contemplated by the Sunvest agreement are completed, an additional amount of 24,666,666 shares, which will be placed in escrow at closing pursuant to an escrow agreement as described below and may be subject to forfeiture to Key in accordance with the following performance criteria:

▪
For 2007, 4,333,333 shares will be earned if net income exceeds $50 million; an additional 5,333,333 shares if net income exceeds $60 million; and 5,333,333 shares if the Key common stock trades above $11.24 for 30 consecutive days. However, the maximum number of shares earned in 2007 is capped at 12,333,333 shares even if all three milestones are met.

▪
For 2008, 4,333,333 shares will be earned if net income exceeds $70 million; an additional 5,333,333 shares if net income exceeds $78 million; and 5,333,333 shares if the stock trades above $13.99 for 30 consecutive days. However, the maximum number of shares earned in 2008 is capped at 12,333,333 shares even if all three milestones are met.

Except for those shares retained in the escrow for the purpose of setting aside certain earned shares for the possible satisfaction of indemnification obligations (as described below), any shares in escrow that become earned shares based on the achievement of the performance criteria set forth above shall be released from escrow and delivered to the Clark Trust and Mr. Schwarz, pro rata in accordance with the distribution of the merger consideration.

Key also will adopt a stock plan under which an aggregate of approximately 3,000,000 shares will be available for grant under options and restricted stock awards to employees of the combined company.

Lock-up Agreements and Registration Rights

At Closing, the Clark Trust, Mr. Schwarz, Mr. Udi Toledano, our President, and Mr. Jeffrey Davidson, our Co-Chairman and Chief Executive Officer, will agree to not sell any of the Key common stock they own until January 1, 2009. Notwithstanding the foregoing, Messrs. Clark and Schwarz will have the ability to pledge (or engage in any hedging, straddling or other strategies with respect to) up to an aggregate of 15,000,000 shares of Key common stock to financial institutions as collateral for personal loans during the lock-up period.

In addition, the current executive officers, directors and special advisors of Key and their respective affiliates and Maxim Group LLC have agreed to not sell any of their warrants to purchase common stock for a period of 120 days following the closing of the merger.

Beginning three months prior to the end of such lock-up period, the recipients of the Key common stock issued in the acquisition will have the right (exercisable by holders of at least a majority of such common stock) to demand on two occasions that Key cause a registration to be filed and declared effective under the Securities Act of 1933, as amended, covering the resale of any and all of such shares. In addition, such persons will receive piggyback registration rights with respect to such shares.

Representations and Warranties

The Merger Agreement contains representations and warranties of Cay Clubs relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the Merger Agreement, (d) no conflicts and required filings and consents, (e) compliance with laws, (f) material licenses and permits, (g) financial statements and absence of undisclosed liabilities, (h) litigation, (i) employee benefits and compensation (j) holding of leases and ownership of real property, (k) taxes, (l) environmental matters, (m) brokers, (n) intellectual property, (o) agreements, contracts and commitments, (p) insurance, (q) interested party transactions and (r) and information provided for the proxy statement. The persons receiving Key common stock in the acquisition have represented and warranted, among other things, as to their accredited investor status, their ownership of the membership interests of the Cay Clubs LLC and the absence of encumbrances on their Cay Clubs securities.

The Merger Agreement also contains representations and warranties of Key relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capital structure, (c) the authorization, performance and enforceability of the Merger Agreement, (d) no conflicts and required filings and consents, (e) compliance with laws, (f) SEC filings and financial statements and absence of undisclosed liabilities, (g) litigation, (h) taxes, (i) brokers, (j) agreements, contracts and commitments, (k) insurance, (l) interested party transactions, (m) indebtedness, (n) amount in the trust fund, and (o) and compliance with the Securities Act and no integration.

Covenants

Key and Cay Clubs have each agreed to take such actions as are necessary, proper or advisable to consummate the acquisition. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.

The Merger Agreement also contains additional covenants of the parties, including covenants providing for:

•
The parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the acquisition;

•
Key to prepare and file a proxy statement to solicit proxies from the Key stockholders to vote in favor of proposals regarding the adoption of the Merger Agreement and the approval of the acquisition, the change of Key’s name to one selected by Cay Clubs, the increase of the number of authorized shares of Key common stock from 50,000,000 to 150,000,000, an amendment to Key’s certificate of incorporation deleting or modifying certain portions of Article Sixth thereof (relating to certain actions that will no longer be required after the acquisition) and the adoption of a stock plan providing for the granting of options and other stock-based awards to employees of Key and Cay Clubs for up to 3,000,000 shares of Key common stock;

•
Each of Cay Clubs LLC, the Clark Trust and Mr. Schwarz to waive their rights to collect from a trust fund established for the benefit of the Key stockholders who purchased their securities in Key’s IPO to make claims against Key for any moneys that may be owed to them by Key for any reason whatsoever, including breach by Key of the Merger Agreement; and

•	The protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information.

Post-Closing Board of Directors

Key and the Cay Clubs shall take all necessary action so that the board of directors of Key shall consist of two members designated by Key, two members designated by Cay Clubs and between one and five independent members designated by the members of Cay Clubs. The members, on one hand, and Jeffrey Davidson and Udi Toledano of Key, on the other hand, shall enter into a voting agreement pursuant to which (i) they agree to vote for the other’s designees to the board of directors of Key through the annual meeting of the stockholders of Key to be held in 2010 and (ii) they agree to vote for one designee of Key, to be determined by Jeffrey Davidson and Udi Toledano, to the board of directors of Key through the annual meeting of the stockholders of Key to be held in 2012.

Conditions to Closing

The obligations of Key and Cay Clubs to consummate the merger are subject to closing conditions, including: (i) the Key stockholders shall have approved the transactions contemplated by the merger agreement and holders of not more than twenty percent (20%) of Key’s shares of common stock issued in Key’s initial public offering and outstanding immediately before the closing shall have voted against the merger and exercised their rights to convert their shares into a pro rata share of the trust fund; (ii) all specified waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired and no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger substantially on the terms contemplated by the merger agreement; (iii) the execution by and delivery to each party of each of the various transaction documents, (iv) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Merger Agreement have been materially complied with by each party, (v) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings, (vi) the absence of any action, suit or proceeding challenging or preventing the merger, (vii) no material adverse effect, (vii) delivery of legal opinions and other closing documents.

The obligations of Cay Clubs to consummate the merger contemplated by the Merger Agreement also are conditioned upon each of the following, among other things: (i) certain persons have resigned from their positions and offices with Key, (ii) Key shall have made appropriate arrangements for disbursement of trust fund upon closing, (iii) the execution and delivery of the registration rights agreement and warrant lock-up agreements and (iv) the assumption by Key of Cay Clubs’ obligations under a bridge loan.

The obligations of Key to consummate the merger contemplated by the Merger Agreement also are conditioned upon each of the following, among other things: (i) Mr. Clark and Mr. Schwarz shall have executed and delivered employment agreements, as described below, (ii) the reorganization of Cay Clubs and its subsidiaries has been completed, (iii) delivery of lock-up agreements, (iv) receipt of a comfort letter from the independent accountants, and (v) all interested party transactions, including any related party loans, have been terminated or repaid in full.

Termination

The Merger Agreement may be terminated at any time prior to the closing, as follows: (i) by mutual written consent of Key and Cay Clubs; (ii) by either Key or Cay Clubs if the proxy statement shall not have been mailed to record holders of Key common stock by October 1, 2007, (iii) by either Key or Cay Clubs if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable; (iv) by either Key or Cay Clubs, if, at the Key special meeting, (including any adjournments thereof), the Merger Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Key common stock, or the holders of 20% or more of the number of shares of Key common stock issued in Key’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of Key common stock held by them into cash in accordance with Key’s certificate of incorporation; (v) by either Key or Cay Clubs if the closing has not occurred by October 20, 2007; or (vi) subject to a 30-day cure period, by either Key or Cay Clubs if the other party has breached any of its covenants or representations and warranties in any material respect.

Indemnification and Escrow

The representations, warranties, covenants and agreements in the Agreement will survive the closing until 18 months after the closing date. As the sole remedy for the obligation of Cay Clubs, the Clark Trust and Mr. Schwarz to indemnify and hold harmless Key for any damages, whether as a result of any third party claim or otherwise, and which arise as a result of or in connection with the breach of representations and warranties and agreements and covenants of Cay Clubs, during the first 12 months from the closing date, shall not in any event exceed (i) the greater of (A) $10,000,000 in cash if 10,000,0000 shares of Key common stock (the “Tranche One Escrow Shares”) are not deposited in escrow pursuant to the escrow agreement, or, (B) if applicable, the Tranche One Escrow Shares and (ii) during the period beginning 12 months and one day from the closing date until 18 months from the closing date, shall not in any event exceed the greater of (A) $10,000,000 in cash if less than 5,000,0000 shares of Key common stock (the “Tranche Two Escrow Shares”) are not in escrow at the beginning of such period, or, (B) if applicable, the Tranche Two Escrow Shares. In no event shall the cash portion of any liability for losses during the entire indemnification period exceed a total aggregate amount equal to $10,000,000 and in no event shall the total aggregate liability of the indemnified parties ever exceed a total value of $75,000,000. Notwithstanding the foregoing, such limitations shall not apply in the case of claims arising from fraud, willful misrepresentation or willful misconduct. To the extent that there is an claim for which indemnification is sought by Key, the claim shall be satisfied in the following order of priority: (i) during the first 12 months from closing, first from the Tranche One Escrow Shares until such time as the escrow is reduced to zero and second, if less than 10,000,000 shares of Key common stock are in escrow, from the $10,000,000 by the indemnifying members and (ii) during the second indemnity period, first, from the Tranche Two Escrow Shares until such time as the escrow is reduced to zero and second, if less than 5,000,000 shares of Key common stock were in escrow, from the $10,000,000 by the indemnifying members.

For purposes of satisfying an indemnification claim, shares of Key common stock will be valued at $7.50 per share. Claims for indemnification may be asserted by Key once the damages exceed $500,000 and are indemnifiable to the extent that damages exceed $500,000; provided however that such deductible will not be applicable to claims arising from fraud, willful misrepresentation or willful misconduct.

Any shares of Key common stock remaining in the escrow account 18 months following the closing shall be released to the Clark Trust and Mr. Schwarz, except those shares reserved against any claims arising prior to that date, if same have not been adjudicated, settled, dismissed or otherwise resolved in its entirety with respect to Cay Clubs and its subsidiaries and affiliates prior to such date, in such amounts and manner as prescribed in the escrow agreement.

Employment Agreements

In connection with the consummation of the acquisition, each of Mr. Clark and Mr. Schwarz will enter into full-time employment agreements with Key. Under the terms of Mr. Clark’s employment agreement, Mr. Clark will serve as Chairman of the board of directors and Chief Executive Officer for an initial term of three years. The employment agreement provides that for the first year Mr. Clark will receive a base salary of $1.00 and a grant of 225,000 options at an exercise price equal to fair market value on the date of grant. For the second year until January 1, 2009, Mr. Clark will receive $1.00 and a grant of options equal to 225,000 options at an exercise price equal to fair market value multiplied by the number of days remaining until January 1, 2009 and then divided by 365. Thereafter, Mr. Clark will receive an annual salary of no less than $750,000 as determined by the board of directors. In addition, Mr. Clark will be entitled to receive a performance based annual bonus of up to $750,000 per year until January 1, 2009, and up to 100% of his base salary thereafter, at the discretion of the board of directors.

Mr. Schwarz’s employment agreement provides that he will serve as President and Chief Operating Officer for an initial term of three years. The employment agreement provides that Mr. Schwarz will receive an annual base salary of $500,000 per year and will be entitled to receive a bonus of up to 100% of his base salary.

In addition to the different salary and bonus structures to Messrs. Clark and Schwarz’s employment agreements, the employment agreements both contain certain restrictive covenants that prohibit Messrs. Clark and Schwarz from disclosing information and property that is confidential to Key, an agreement not to compete with Key, and an agreement that ownership of inventions, ideas, copyrights and patents which may be used in the business of Key are the sole property of Key.

The foregoing descriptions of the agreements described herein do not purport to be complete and are qualified in their entirety by reference to the agreements filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been included to provide Key’s investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Key or Cay Clubs. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Key’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

At closing, the Members of Cay Clubs will receive an aggregate of 50,000,000 shares of Key common stock and an additional 24,666,666 shares of Key common stock, subject to the escrow and forfeiture if certain performance targets are not met as described above in Item 1.01. These shares of Key common stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from the registration requirements as provided in Section 4(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure

Key issued a press release on March 22, 2007, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which it announced the signing of the Merger Agreement.

Key intends to hold presentations for certain of its stockholders as well as other persons who might be interested in purchasing Key’s securities, regarding the transactions contemplated by the Merger Agreement. At such presentations, the slide show presentation attached to this Current Report on Form 8-K as Exhibit 99.2 will be distributed to certain participants.

The information contained in the press release and slide show presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Non-GAAP Financial Measures

The press release and investor presentation attached as Exhibit 99.1 and Exhibit 99.2, respectively, contain disclosure of EBITDA for certain periods, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Management believes that EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it reflects the ability of Cay Clubs to meet capital expenditures and working capital requirements and otherwise meet its requirements as they become due. The disclosure of EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, and not as a substitute, or superior to, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

Forward Looking Statements

This Current Report on Form 8-K, and other statements Key may make, including statements about the benefits of the Merger, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Key’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “forecasts,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Key’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Key’s filings with the SEC. Key’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. In particular, the anticipated timing and benefits of the consummation of the Merger is uncertain and could be affected by many factors, including, without limitation, the following: the scope and timing of SEC and other regulatory agency review; Cay Clubs’ ability to compete in real estate and hospitality markets where it conducts business; Cay Clubs’ ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to Cay Clubs and its ability to effect growth strategies successfully; Cay Clubs’ ability to pay principal and interest on its current and future debts; natural disasters; and changes in general economic and financial market conditions.

Item 8.01 Other Events.

The information set forth under Item 7.01 above is incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

Exhibit	Description
10.1	Agreement and Merger (“Merger”) dated as of March 22, 2007 among Key Hospitality Acquisition Corporation, Key Merger Sub, LLC, Cay Clubs LLC, and the members of Cay Clubs LLC.

10.2	Form of Lock-Up Agreement to be executed in connection with the closing of the acquisition.

10.3	Form of Employment Agreement between Key and Mr. Dave Clark in connection with the closing of the acquisition.

10.4	Form of Employment Agreement between Key and Mr. David Schwarz in connection with the closing of the acquisition.

10.5
Form of Escrow Agreement to be entered into in connection with the closing of the acquisition by and among Key, the Clark Trust, Mr. David Schwarz and Continental Stock Transfer & Trust Company, as Escrow Agent.

10.6	Form of Registration Rights Agreement to be entered into in connection with the closing of the acquisition between Key and the former members of Cay Clubs LLC.

99.1	Press release of Key, dated March 22, 2007.

99.2	Investor Slide Show Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY HOSPITALITY ACQUISITION CORPORATION
Dated: March 22, 2007

	By:	/s/ Jeffrey S. Davidson
	Name:	Jeffrey S. Davidson
	Title:	Co-Chairman and Chief Executive Officer